Exhibit 10.7
CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
AMENDED AND RESTATED STOCK INCENTIVE PLAN
1.     Purpose
The purpose of the Amended and Restated Stock Incentive Plan (the "Plan") is to induce employees and directors who are not employees of Central European Media Enterprises Ltd. (the "Company"), or its affiliates and its present and future subsidiaries (each a "Subsidiary"), as defined in Section 424(f) of the United States Internal Revenue Code of 1986, as amended (the "Code") to retain their association with the Company and its Subsidiaries, to attract new employees and non-employee directors and to encourage such employees and non-employee directors to secure or increase on reasonable terms their stock ownership in the Company. The Board of Directors of the Company (the "Board") believes that the granting of stock or stock-based awards (the "Awards") under the Plan will promote continuity of management and increased incentive and personal interest in the welfare of the Company by those who are or may become primarily responsible for shaping and carrying out the long range plans of the Company and securing its continued growth and financial success. Awards granted hereunder are intended to be either (a) Options, (b) Restricted Stock, (c) Restricted Stock Units (as these terms are defined below), or (d) a combination thereof, as determined by the Committee (as defined in Section 5 hereof) at the time of the grant thereof.
2.     Adoption of the Plan
The Plan was originally adopted in 1995 as the Central European Media Enterprises Ltd. 1995 Stock Option Plan, amended several times thereafter, and amended and restated in 2005 and 2009. The Plan was further amended by resolution of the Board on April 19, 2012 and approved by a majority of the votes cast by the Company's shareholders at the Company's annual general meeting of shareholders June 13, 2012. Unless the Plan is terminated earlier by the Board as provided herein, no Award shall be granted after June 1, 2015.
3.     Common Shares Subject to Plan
7,500,000 of the authorized but unissued shares of the Class A Common Stock (the "Class A Common Shares") and 250,000 of the authorized but unissued shares of the Class B Common Stock (the "Class B Common Shares", together with the Class A Common Shares, the “Common Shares”), are hereby reserved for issue with respect to the Awards granted under the Plan; provided, however, that the aggregate number of Common Shares that may be issued under the Plan shall not exceed 7,500,000; provided further, however, that the number of Class A Common Shares reserved shall be reduced by the number of Class B Common Shares that are delivered with respect to Awards granted hereunder. To the extent that Common Shares covered by an Award are not delivered because the Award expires, is forfeited, cancelled or otherwise terminated, or are not delivered because the Common Shares are instead used to pay the Company for tax withholding obligations with respect to the Award pursuant to Section 18 hereof, such Common Shares shall be deemed not to have been delivered for purposes of determining the maximum number of Common Shares available under the Plan and shall be included in the amount of shares available for Awards and such shares may be subject to further grants of Awards.
4.     Administration
The Plan shall be administered by the Committee as provided in Section 5 hereof. Subject to the express provisions of the Plan, the Committee shall have complete authority, in its discretion, to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective Award agreements or certificates (which need not be identical), to determine the individuals (each a "Participant") to whom and the times and the prices (if any) at which Awards shall be granted, the period during which each Award shall be exercisable (if applicable) and the vesting schedule therefor (which may vary with each Participant and may be granted on a basis less favorable to the Participant than that provided in Section 11 hereof), the number of Class A Common Shares or of Class B Common Shares to be subject to each Award and to make all other determinations necessary or advisable for the administration of the Plan (including whether any Option shall be an incentive stock option or a non-qualified stock option); provided, however, that Awards of, or relating to, Class B Common Shares shall be granted only to persons eligible to be a holder of Class B Common Shares pursuant to the Company's Bye-laws; and provided further, however, that only the Board shall grant Awards to non-employee directors, other than Awards granted to non-employee directors pursuant to Section 24.B. hereof, and determine the terms thereof. In making such determinations, the Committee or the Board, as the case may be, may take into account the nature of the services rendered by the respective employees and non-employee directors, their present and potential contributions to the success of the Company or any Subsidiary and such other factors as the Committee or the Board in its discretion shall deem relevant. The Committee's or Board's determination on the matters referred to in this Section 4 shall be conclusive. Any dispute or disagreement which may arise under or as a result of or with respect to any Award shall be determined by the Committee, in its sole discretion, and any interpretations by the Committee of the terms of any Award shall be final, binding and conclusive.
5.     Committee
The Committee shall mean the Compensation Committee of the Company as constituted by the Board of Directors from time to time and acting in accordance with its duly adopted charter.
6.     Eligibility
An Award may be granted only to an employee of the Company or a Subsidiary. A non-employee director of the Company or a Subsidiary shall be eligible to receive an Award, but only as provided in Sections 4 and 24 hereof.
OPTIONS
7.    Awards of Options

A.
Options (each an “Option”) may be granted alone or in addition to other Awards granted under the Plan and may, in accordance with Section 7.B. hereof, be of two types: “incentive stock options” (within the meaning of Section 422 of the Code) and “non-qualified stock options”. Any Option granted under the Plan shall be in such form as the Committee may from time to time approve.

B.
The Committee shall have the authority to grant any Participant incentive stock options, non-qualified stock options or both types of Options (in each case with or without other Awards). Incentive stock options may be granted only to employees of the Company and its Subsidiaries. To the extent that any Option is not designated as an incentive stock option or, even if so designated, does not qualify as an incentive stock option, it shall constitute a non-qualified stock option. Incentive stock options may be granted only within 10 years from the date the Plan is originally adopted, or the date the Plan is approved by the Company's shareholders, whichever is earlier.

C.
Options shall be evidenced by option agreements in a form approved by the Committee. An option agreement shall indicate on its face whether it is intended to be an agreement for an incentive stock option or a non-qualified stock option. The grant date of an Option shall be the date the Committee determines to be the grant date; provided, that the grant complies in all respects with the pricing requirements in Section 8.

D.
Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to incentive stock options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify the Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any incentive stock option under Section 422 of the Code.

8.     Option Exercise Prices

A.
The initial per share option price of an Option which is an incentive stock option shall be the price determined by the Committee, but not less than the fair market value of a Class A Common Share or Class B Common Share on the date of grant; provided, however, that, in the case of a Participant who owns, or is deemed to own, Common Shares representing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company, determined pursuant to rules applicable to Section 422(b)(6) of the Code (a “Ten-Percent Holder”), at the time an Option which is an incentive stock option is granted to him, the initial per share option price shall not be less than 110% of the fair market value of a Class A Common Share or Class B Common Share on the date of grant.

B.
The initial per share option price of any Option which is a non-qualified stock option granted to an employee shall be the price determined by the Committee, but not less than the fair market value of a Class A Common Share or Class B Common Share on the date of grant. The Committee may provide that the option price per share will increase to reflect the cost of the capital or any other objective measure or may set the initial exercise price at an amount in excess of the fair market value at the time of grant. The per share option price of any Option granted to a non-employee director pursuant to Section 24.A. shall be determined in the same manner as the per share option price for options granted to employees, and the per share option price of an Option granted to a non-employee director pursuant to Section 24.B. shall be determined as provided in Section 24.B.

C.
For all purposes of the Plan, the fair market value of a Class A Common Share or a Class B Common Share on any date shall be equal to (i) if, on such day, the Class A Common Shares shall be traded on a national securities exchange, the closing sales price of a Class A Common Share as published by such national securities exchange or if there is no sale of the Class A Common Shares on such date, the average of the bid and asked price on such exchange at the close of trading on such date, or (ii) if the Class A Common Shares are not listed on a national securities exchange on such date, and are traded on a national securities market, the average of the bid and asked price in the over-the-counter market at the close of trading on such date, or (iii) if the provisions of clause (i) and clause (ii) shall not be applicable, such amount as shall be determined in good faith by the Board; provided, that the exercise price shall not be less than the par value of a share of Common Stock.

9.     Option Term
Participants shall be granted Options for such term as the Committee shall determine, not in excess of ten years from the date of the granting thereof; provided, however, that, in the case of an incentive stock option granted to a Ten-Percent Holder, the term with respect to such Option shall not be in excess of five years from the date of the granting thereof. The Committee may provide that the length of the term of an Option will vary with the length of the period over which the Option first becomes exercisable.
10.     Limitations on Amount of Incentive Stock Options Granted
The aggregate fair market value of the Class A Common Shares or the Class B Common Shares for which any Participant may be granted incentive stock options which are exercisable for the first time in any calendar year (whether under the terms of the Plan or any other stock option plan of the Company) shall not exceed $100,000; provided that such grant be made on or before August 2, 2005.
11.     Exercise of Options

A.
Each Option shall be exercisable and the total number of shares subject thereto shall be purchasable in installments, which need not be equal, as specified in the Option. Except as otherwise determined by the Committee, the first installment shall not become exercisable during the period commencing on the date of the granting of such Option and ending on the day next preceding the first anniversary of such date. An installment once exercisable shall remain exercisable until the Option expires or is terminated.

B.	Except as hereinbefore otherwise set forth, an Option may be exercised either in whole at any time or in part from time to time.

C.
An Option may be exercised only by a written notice of intent to exercise such Option with respect to a specific number of Class A Common Shares or Class B Common Shares and payment to the Company of the amount of the option price for the number of Class A Common Shares or the Class B Common Shares so specified; provided, however, that all or any portion of such payment may be made in kind by the delivery of Class A Common Shares or Class B Common Shares, as the case may be, having a fair market value equal to the portion of the option price so paid; provided, further, however, that, subject to the requirements of Regulation T (as in effect from time to time) promulgated under the United States Securities Exchange Act of 1934, as amended, the Committee may implement procedures to allow a broker chosen by a Participant to make payment of all of any portion of the option price payable upon the exercise of an Option and receive, on behalf of such Participant, all or any portion of the Class A Common Shares or Class B Common Shares issuable upon such exercise; provided, further, however, that any such exercise shall not violate Section 402 of the United

States Sarbanes-Oxley Act of 2002.

D.	Notwithstanding the terms of this Section 11, the Board may, in its discretion, permit any Option to be exercised, in whole or in part, prior to the time when it would otherwise be exercisable.
12.     Transferability
No Option shall be assignable or transferable except by will and/or by the laws of descent and distribution and, during the life of any Participant, each Option granted to him may be exercised only by him; provided, however that the Board or Committee may provide that a Participant may transfer a non-qualified stock option for no consideration to any Family Member of such Participant. For this purpose, “Family Member” shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a Participant (including adoptive relationships); any person sharing the Participant's household (other than a tenant or employee); any trust in which the Participant and any of these persons have all of the beneficial interest; any trust or foundation in which the Participant and any of these persons control the management of the assets; any corporation, partnership, limited liability company or other entity in which the Participant and any of these other persons are the direct and beneficial owners of all of the equity interests (provided the Participant and these other persons agree in writing to remain the direct and beneficial owners of all such equity interests); and any personal representative of the Participant upon the Participant's death for purposes of administration of the Participant's estate or upon the Participant's incompetency for purposes of the protection and management of the assets of the Participant.
RESTRICTED STOCK AND RESTRICTED STOCK UNITS
13.    Restricted Stock and Restricted Stock Units

A.
The Committee may make (1) Awards of Class A Common Shares (without any intervening Options) (“Restricted Stock”) or (2) Awards of units valued in US dollars by reference to Class A Common Shares or otherwise based on Class A Common Shares (“Restricted Stock Units”), in each case with such vesting, restrictions, forfeiture provisions, performance requirements, contingencies and other terms as provided herein or as the Committee shall determine.

B.
The Committee shall have the authority to grant any Participant Restricted Stock or Restricted Stock Units or both Restricted Stock and Restricted Stock Units (in each case with or without other Awards). The grant date of Restricted Stock or Restricted Stock Units shall be the date the Committee determines.

14.    Time-Based Awards and Performance-Based Awards

A.
Awards under Section 13 may be issued to vest in one or more installments over the Participant's period of employment or other service to the Company (“Time-Based Awards”), or the Committee may make Awards that entitle the Participant to receive a specified number of vested Class A Common Shares (or the equivalent in cash at the discretion of the Committee) upon the attainment of one or more performance goals or service requirements established by the Committee (“Performance-Based Awards”).

B.
The vesting schedule for any Time-Based Awards and the term for performance for any Performance-Based Awards shall be set by the Committee at the time of grant and shall not exceed ten years (the “Restricted Period”). The Committee, in its discretion, may structure such vesting schedule or term for performance so that it constitutes a “substantial risk of forfeiture” within the meaning of Section 409A of the Code, such that an Award and payment thereunder can constitute a "short-term deferral" within the meaning of Section 409A of the Code, or the Committee may choose other terms and conditions for the Award such that the Award will not constitute a short-term deferral under Section 409A of the Code.

C.
The performance criteria shall be determined by the Committee, in its discretion, and shall be used as a basis for payment with respect to an Award. Such criteria may include, but not be limited to, (i) attainment of or growth in a specified level of earnings per share, (ii) Common Shares price appreciation, (iii) attainment of or growth in a specified level of net income or net operating income, (iv) operating income before depreciation and amortization, (v) revenues, (vi) audience or market share, (vii) cost reduction goals, (viii) return on equity, (ix) operating cash flow, (x) return on assets, (xi) the completion of certain corporate transactions or other strategic objectives, or (xii) a combination or variation of the foregoing, including total shareholder return.

D.	An Award under Section 13 may be issued in exchange for any consideration which the Committee may deem appropriate in each individual instance, including, without limitation:

(i)	cash or cash equivalents;

(ii)
services to be rendered to the Company or any Subsidiary (provided that, in such case, the par value of the stock subject to such Award shall be paid in cash or cash equivalents, unless the Committee provides otherwise).

E.
The Committee shall determine at the time of the grant of an Award of Restricted Stock Units whether the Award shall be paid in Class A Common Shares or in cash (based on the fair market value of such Restricted Stock Unit as determined by reference to the fair market value of a Class A Common Share on the date the Restricted Stock Unit has vested).

15.    Restrictions on Awards, Exercise

A.
Participants who receive Awards of Restricted Stock shall deliver to the Company a restricted stock agreement in a form approved by the Committee. Restricted Stock Units shall be evidenced by a restricted stock unit agreement in a form approved by the Committee. Such forms need not be identical for all Participants.

B.
Shares representing an Award of Restricted Stock shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more certificates (which may bear appropriate legends referring to the terms, conditions and restrictions applicable to such Award). Shares underlying an Award of Restricted Stock Units shall be evidenced in such manner as the Committee may deem appropriate.

C.
The Committee may require that any certificates in respect of an Award of Restricted Stock be held in custody by the Company until any restrictions thereon shall have lapsed and that the Participant deliver a share transfer form, endorsed in blank, relating to the Common Stock covered by such Award that will permit the transfer to the Company of any or all shares of Restricted Stock that shall be forfeited by means of repurchase in accordance with the corresponding restricted stock agreement or shall not become vested in accordance with the Plan.

D.
A Participant who receives an Award of Restricted Stock shall on receipt of such Award be a shareholder of the Company with respect to all shares of Restricted Stock and be entitled to vote such shares, to receive all cash dividends made in respect of such shares and to exercise all other rights in respect of such Restricted Stock except that during the Restricted Period:

(i)
for any certificates for which the Committee requires that the Company retain custody, a Participant will not be entitled to delivery of the stock certificate or other evidence of such Restricted Stock before the end of such Restricted Period and unless all other vesting requirements shall have been satisfied;

(ii)
other than cash dividends, the Company will not issue any such distributions (“Retained Distributions”) made or declared with respect to such Restricted Stock until such time as the shares of Restricted Stock in respect of which such Retained Distributions shall have been made or declared shall have become vested (and such Retained Distributions shall be subject to the same restrictions and other terms and conditions as are applicable to the shares of Restricted Stock underlying such Restricted Distributions);

(iii)
a Participant who receives an Award of Restricted Stock shall not sell, assign, exchange, transfer, pledge, charge, hypothecate or otherwise dispose of or encumber any of the shares of Restricted Stock before the end of the Restricted Period and unless all other vesting requirements have been satisfied; and

(iv)
any breach of any restrictions or other terms or conditions of such Award of any Restricted Stock or any Retained Distributions in respect thereof will result in such Restricted Stock or Retained Distributions being forfeited by means of repurchase in accordance with the corresponding restricted stock agreement.

E.
A Participant who receives an Award of Restricted Stock Units shall not be a shareholder on receipt of such Award and such a Participant shall not be considered an owner of any Common Shares by virtue of such Award. During the Restricted Period and until all vesting requirements have been satisfied, a Participant who receives Restricted Stock Units shall not sell, assign, exchange, transfer, pledge, charge hypothecate or otherwise dispose of or encumber any Restricted Stock Units; and any breach of any restrictions or other terms or conditions of such Award of any Restricted Stock Units will result in such Restricted Stock Units being forfeited.

F.
Each Restricted Stock Unit shall be exercised on such date as specified in the restricted stock agreement and the total number of shares subject thereto or cash consideration to be received in respect thereof shall be receivable in a fixed scheme of installments, which need not be equal, as specified in the restricted stock unit agreement. In addition, except as otherwise specified in the restricted stock agreement, the first installment shall not be exercised during the period commencing on the date of the granting of such Restricted Stock Unit and ending on the day preceding the first anniversary of such grant date.

GENERAL PROVISIONS
16.     Termination of Employment or Service
In the event a Participant leaves the employ of the Company and the Subsidiaries, or the services or the contract of a non-employee consultant to the Company or a Subsidiary previously granted Awards of Options hereunder is terminated or a Participant ceases to serve as a non-employee director (a "Termination"), such Award may thereafter be exercised only as hereinafter provided:

(a)
If Termination occurs by reason of (i) disability, (ii) death or (iii) retirement at or after age 65, each Option theretofore granted to him which shall not have theretofore expired or otherwise been cancelled shall become fully vested and shall, to the extent not theretofore exercised, terminate upon the earlier to occur of the expiration of one (1) year after the date of such Termination and the date of termination specified in such Options;

(b)
If Termination occurs by reason of (i) termination by the Company or a Subsidiary other than for Cause or (ii) the Participant's voluntary termination, each Option theretofore granted to him that is fully vested which shall not have theretofore expired or otherwise have been cancelled shall, to the extent not theretofore exercised, terminate upon the earlier to occur of the expiration of ninety (90) days after the date of Termination and the date of termination specified in such Award; and

(c)
If Termination occurs by reason of termination by the Company for Cause, each Option theretofore granted to him which shall not have theretofore expired or otherwise been cancelled shall immediately terminate.

Notwithstanding the foregoing, the Committee may amend the period following Termination during which an Option may be exercised.
In the event of a Termination of a Participant who has received an Award of Restricted Stock or Restricted Stock Units, the vesting and exercise of such Awards, as applicable, shall be governed by the corresponding agreement in respect of such Awards.
"Cause" shall mean (i) the commission by a Participant of any act or omission that would constitute a felony under United States federal, state or equivalent foreign law, or an indictable offense under Bermuda law, (ii) a Participant's gross negligence, recklessness, dishonesty, fraud, disclosure of trade secrets or confidential information, willful malfeasance or willful misconduct in the performance of services to the Company or its Subsidiaries, (iii) willful misrepresentation to shareholders or directors which is injurious to the Company; (iv) a willful failure without reasonable justification to comply with reasonable directions of a Participant's supervisor; or (v) a willful and material breach of a Participant's duties or obligations under any agreement with the Company or a Subsidiary.

17.     Adjustment of Number of Shares

A.
Changes in Capitalization. In the event there is any change with respect to the outstanding Class A Common Shares by reason of any share dividend, share split, recapitalization, reclassification, split up, combination of shares, any distribution to holders of Class A Common Shares other than cash dividends, or any reorganization, amalgamation, merger, consolidation or similar corporate transaction affecting the Common Shares (other than a transaction described in Section 17.B), then (i) the number and type of Common Shares or other rights or securities available for issuance under the Plan (including in Section 24.B or such other rights or securities issuable in the event the Company is not the surviving entity in such reorganization, amalgamation, merger or consolidation), (ii) the number, class or price per share of any outstanding Awards, or (iii) any other affected term of any Award, shall be equitably adjusted by the Committee.

B.
Change of Control. Notwithstanding any other provision of this Plan, in connection with a Change of Control Trigger Event (as defined below), all Awards shall become vested and immediately exercisable or all forfeiture or transfer restrictions shall lapse following such Change of Control Trigger Event unless the Committee (i) determines that on such Change of Control Trigger Event, each Award outstanding hereunder shall terminate within a specified number of days after notice to the holder and such holder shall receive fair value for such Award; or (ii) provides for the issuance of substitute Awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted under the Plan. The Committee shall not be obligated to take the same action in respect of each Award.

For purposes of the Plan, a “Change of Control Trigger Event” shall be deemed to have occurred upon:

(i)
the consummation of any amalgamation, consolidation or merger of the Company pursuant to which the shareholders of the Company immediately prior to the amalgamation, merger or consolidation do not constitute, immediately after the amalgamation, consolidation or merger, the beneficial owners (within the meaning of Rule 13d-3 under the U.S. Exchange Act of 1934, as amended) of 50% or more of the voting power of the then outstanding securities of the Company (or the surviving entity) generally entitled to vote in the election of directors;

(ii)
the occurrence of an event the result of which is that any “person” or “group” of related persons (as defined in Section 13(d) and 14(d)(2) of the U.S. Securities Exchange Act of 1934, as amended), becomes the beneficial owner, directly or indirectly, of securities representing more than 50% of the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (excluding such ownership by a Permitted Holder);

(iii)
a change in the composition of the Board in any two-year period, such that a majority of the members of the Board of Directors are not (a) persons who were directors at the beginning of such period or (b) persons who are elected, or nominated for election, to the Board of Directors by an affirmative vote of the majority of the such directors (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Board of Directors);

(iv)
the sale or other disposition (in one transaction or a series of transactions) of substantially all of the assets of the Company and its subsidiaries to an unaffiliated third party or the liquidation or dissolution of the Company; or

(v)	the termination of service (other than for Cause) of a Participant within twelve months of any of the foregoing having occurred;

provided, that for any Award that is subject to Section 409A of the Code, a Change of Control Trigger Event shall only be deemed to have occurred if such change constitutes a “change of control” within the meaning of Section 409A of the Code or as otherwise provided in an Award agreement.
For purposes of the Plan, “Permitted Holders” means (a) RSL Investments Corporation, RAJ Family Partners, L.P. and each beneficial owner of the Class B Common Shares of the Company held by RSL Investments Corporation and RAJ Family Partners L.P.; (b) family members of any beneficial owner described in clause (a) above; (c) trusts, the only beneficiaries of which are persons or entities described in clauses (a) and (b) above; (d) the partners, shareholders or members of any entity described in clause (a) above that is a partnership, corporation or limited liability company; and (e) partnerships, corporations, or limited liability companies which are controlled by the persons or entities described in clauses (a) or (b) above.

C.	No adjustment or substitution provided for in this Section 17 shall require the Company to sell or issue a fractional share under any agreement or certificate.

D.	This Section 17 shall apply, mutatis mutandis, with respect to Class B Common Shares.

18.     Purchase for Investment, Withholding and Waivers
Unless the shares to be issued in connection with an Award to a Participant shall be registered prior to the issuance thereof under the United States Securities Act of 1933, as amended, such Participant shall, as a condition of the Company's obligation to issue such shares, be required to give a representation in writing that he is acquiring such shares for his own account as an investment and not with a view to, or for sale in connection with, the distribution of any thereof. In the event of the death of a Participant, the delivery to the Company of tax waivers and other documents may be required by the Committee. In connection with any Award, a Participant will enter into such arrangements with the Company with respect to all federal, state, local and foreign withholding tax requirements as the Committee may determine or the Company may require. The Committee may, to the extent permitted by law, deduct any such withholding tax obligations from any payment of any kind otherwise due to the Participant with respect to an Award. In the event that such withholding tax obligations is made by deducting shares of Class A Common Shares or Class B Common Shares, such Common Shares shall be valued at the fair market value of the Class A Common Shares or the Class B Common Shares, as the case may be, on the applicable date and determined in accordance with Section 8.C. hereof, and shall not exceed in amount the minimum statutory tax withholding obligation.
19.     No Shareholder Status
Except as provided in Section 15.D., neither any Participant nor his legal representatives, heirs, executors or assigns shall be or be deemed to be the holder of any Class A Common Share or Class B Common Share covered by an Award unless and until a certificate for such share has been issued and delivered in accordance with the Plan. Upon payment of the purchase price thereof (if any), a share issued in connection with any Award shall be fully paid and non-assessable.

20.     No Restrictions on Corporate Acts
Neither the existence of the Plan nor any Award shall in any way affect the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any amalgamations, merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Class A Common Shares or Class B Common Shares or the rights thereof, or dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding whether of a similar character or otherwise.
21.     No Employment Right or Right to Continued Service
Neither the existence of the Plan nor the grant of any Award shall require the Company or any Subsidiary to continue any Participant in the employ of the Company or such Subsidiary, as a non-employee consultant to the Company or a Subsidiary or as a director of the Company.
22.     Amendment and Termination of the Plan
The Board may at any time terminate the Plan or make such modifications of the Plan as it shall deem advisable; provided, however, that the Board may not without further approval of the holders of a majority of the Common Shares voting as a single class as provided in the Company's Bye-Laws present in person or by proxy at any special or annual meeting of the shareholders, increase the number of shares as to which Awards may be granted under the Plan (as adjusted in accordance with the provisions of Section 17 hereof), or change the manner of determining the option prices, or extend the period during which an Award may be granted or exercised or otherwise amend the Plan in contravention of any applicable law, rules or regulations, including the rules of any national securities exchange or market on which the Common Shares of the Company may be listed.
Except as otherwise provided in Section 17 hereof, no termination or amendment of the Plan may, without the consent of the Participant to whom any Award shall theretofore have been granted, adversely affect the rights of such Participant under such Award.
23.     Expiration and Termination of the Plan
The Plan shall terminate on the business day preceding the tenth anniversary of June 2, 2005 or at such earlier time as the Board may determine. Awards may be granted under the Plan at any time and from time to time prior to its termination. Any Award outstanding under the Plan at the time of the termination of the Plan shall remain in effect until such Award shall have been exercised or shall have expired in accordance with its terms.
24.     Options for Non-employee Directors

A.
In addition to any Award granted pursuant to Section 4, a non-employee director shall be eligible to receive an annual Award. Except as otherwise provided in this Section 24, any Award granted to a non-employee director shall be subject to all of the terms and conditions of the Plan.

B. (1)
At each annual meeting of the Company, each non-employee director who shall have served as a non-employee director since the immediately preceding annual meeting and any other non-employee director as determined by a vote of a majority of the members of the Board (excluding any such other non-employee director) shall be granted an annual Award of non-qualified stock options, Restricted Stock or Restricted Stock Units (or any combination thereof). The Compensation Committee shall have discretion to determine the amount and the form of the Awards. The determination of the Compensation Committee shall be final.

(2)
The initial per share option price of each Option granted to a non-employee director pursuant to this Section 24.B. shall be equal to the fair market value of a Class A Common Share on the date the Option is granted, or 105% of the fair market value of a Class B Common Share on the date the Option is granted. Notwithstanding the preceding sentence, the Committee may provide that the Option price per share will increase to reflect the cost of capital or any other objective measure or may set the initial exercise price at an amount in excess of the fair market value at the time of grant.

(3)
The term of each Option granted to a non-employee director pursuant to this Section 24.B. shall be for such term as the Committee shall determine, not in excess of ten years from the date of the granting thereof. The Board shall determine by a majority vote the number of installments in which an Option granted pursuant to this Section 24 shall be exercisable; provided, that the first installment shall not become exercisable during the period commencing on the date of the granting of such Option and ending on the day immediately preceding the first anniversary of such date. An installment once exercisable shall remain exercisable until such Option expires or is terminated.

(4)
Subject to the provisions (including any applicable solvency test) of the Companies Act 1981, all or any portion of the payment required upon the exercise of an Option granted to a non-employee director may be made in kind by the delivery of Class A Common Shares or Class B Common Shares, as the case may be, having a fair market value on the date the Option is exercised equal to the portion of the option price so paid.

C.
The provisions of this Section 24 may not be amended except by the vote of a majority of the members of the Board and by the vote of a majority of the members of the Board who are non-employee directors.

25.    Section 409A
The Plan is intended to comply with, or otherwise be exempt from, Section 409A of the Code and any regulations and U.S. Treasury guidance promulgated thereunder. If the Company determines in good faith that any provision of the Plan would cause a Participant to incur an additional tax, penalty or interest under Section 409A of the Code, the Company and the Participant will use reasonable efforts to reform such provision, if possible, in a mutually agreeable fashion to maintain to the maximum extent practicable the original intent of the applicable provision without violating the provisions of Section 409A of the Code. Notwithstanding other provisions of the Plan or any Award agreement thereunder, no Award shall be granted, deferred, accelerated, extended, paid out or modified under this Plan in a manner that would reasonably be expected to result in the imposition of an additional tax on a Participant under Section 409A of the Code without the consent of such Participant.

26.    Miscellaneous

A.	Nothing contained in the Plan shall prevent the Company or any Subsidiary from adopting other or additional compensation arrangements for its employees.

B.
Unless otherwise determined by the Committee, any withholding obligations may be settled with Common Shares, including Common Shares that are part of the award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant. The Committee may establish such procedures as it deems appropriate for the settlement of withholding obligations with Common Shares.

C.	The Committee shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of the Participant's death are to be paid.

D.
Any amounts owed to the Company or a Subsidiary by the Participant of whatever nature may be offset by the Company from the value of any Common Shares, cash or other thing of value under this Plan or an agreement or certificate to be transferred to the Participant, and no Common Shares, cash or other thing of value under this Plan or an agreement or certificate shall be transferred unless and until all disputes between the Company and the Participant have been fully and finally resolved and the Participant has waived all claims against the Company or a Subsidiary in respect thereof.

E.
To the extent that the Committee determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of the awards in jurisdictions outside the United States of America, the Committee may in its discretion modify those restrictions as it determines to be necessary or appropriate to conform to applicable requirements or practices of such jurisdictions.

F.	The headings contained in the Plan are for reference purposes only and shall not affect the meaning or interpretation of this Plan.

G.
If any provision of this Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereby, and this Plan shall be construed as if such invalid or unenforceable provision were omitted.

H.
This Plan shall inure to the benefit of and be binding on each successor and assign of the Company. All obligations imposed on a Participant, and all rights granted to the Company hereunder, shall be binding on the Participant's heirs, legal representatives, successors and assigns.

I.
This Plan and each agreement or certificate granting an Award constitute the entire agreement with respect to the subject matter hereof and thereof; provided, that in the event of any inconsistency between this Plan and such agreement or certificate, the terms and conditions of the Plan shall prevail.

J.
None of the Company, any Subsidiary or the Committee shall have any duty or obligation to disclose affirmatively in any manner to a registered or beneficial holder of Common Shares or an Option or other Award, and such holder shall have no right to be advised of, any material non-public information regarding the Company or any Subsidiary at any time prior to, upon or in connection with, the receipt or exercise of an Option or other Award.

27.    Governing Law
The Plan and all Awards, agreements and actions hereunder shall be governed by the laws of Bermuda.
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